Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Jamie Britton, 214.932.6721	Shannon Wherry, 469.399.8527
jamie.britton@texascapitalbank.com	shannon.wherry@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q2 2021
DALLAS - July 21, 2021 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the second quarter of 2021.
“I continue to be pleased with the progress we're making in these first six months of 2021,” said Rob C. Holmes, President and CEO. “Building on an incredibly productive first quarter, second quarter successes included executing our largest capital markets transaction to-date with a $375.0 million subordinated note issuance, making the strategic decision to sell our portfolio of mortgage servicing rights to better align resources for the future and continuing to add new talent in key strategic areas at a record-setting pace. All of these actions, combined with the necessary and much appreciated hard work being done by our team internally every day, are laying a lasting foundation to support our long-term strategy, which we are looking forward to sharing with you during the third quarter.”
•Net income of $73.5 million ($1.31 per diluted share) reported for the second quarter of 2021, an increase of $1.5 million on a linked quarter basis and an increase of $107.8 million from the second quarter of 2020.
•Loans held for investment (“LHI”), excluding mortgage finance loans, decreased 1% on a linked quarter basis and decreased 8% from the second quarter of 2020. PPP loans continue to pay off, as expected, and contributed $363.7 million to the linked quarter decrease in LHI, excluding mortgage finance loans.
•Total mortgage finance loans, including mortgage correspondent aggregation (“MCA”) loans held for sale (“LHS”), decreased 4% on a linked quarter basis and decreased 6% from the second quarter of 2020. The decrease in MCA LHS is consistent with the previously announced transition of the MCA program.
•Demand deposits decreased 6% and total deposits decreased 14% on a linked quarter basis, and increased 31% and decreased 4%, respectively, from the second quarter of 2020. The linked-quarter declines were the result of targeted actions to reduce high-cost indexed deposits.
•Issuance of $375.0 million in 4.00% fixed rate subordinated notes, completed in the second quarter of 2021, providing additional capital to be used for general corporate purposes. A portion of the proceeds were used for the redemption of our existing 6.50% fixed rate subordinated notes.

FINANCIAL SUMMARY

(dollars and shares in thousands)	Q2 2021	Q2 2020	% Change
QUARTERLY OPERATING RESULTS
Net income	$73,481	$(34,316)	314%
Net income available to common stockholders	$67,164	$(36,753)	283%
Diluted earnings per common share	$1.31	$(0.73)	279%
Diluted common shares	51,094	50,416	1%
Return on average assets	0.76%	(0.36)%
Return on average common equity	9.74%	(5.48)%
BALANCE SHEET
LHS	$63,747	$454,581	(86)%
LHI, mortgage finance	8,772,799	8,972,626	(2)%
LHI	15,168,565	16,552,203	(8)%
Total LHI	23,941,364	25,524,829	(6)%
Total assets	35,228,542	36,613,127	(4)%
Demand deposits	14,228,038	10,835,911	31%
Total deposits	28,839,563	30,187,695	(4)%
Stockholders’ equity	3,114,957	2,734,755	14%

DETAILED FINANCIALS

For the second quarter of 2021, net income was $73.5 million, compared to net income of $71.9 million for the first quarter of 2021, and net loss of $34.3 million for the second quarter of 2020. On a fully diluted basis, earnings per common share were $1.31 for the quarter ended June 30, 2021, compared to earnings per common share of $1.33 for the quarter ended March 31, 2021 and loss per common share of $0.73 for the quarter ended June 30, 2020.

We recorded a $19.0 million negative provision for credit losses for the second quarter of 2021, compared to a $6.0 million negative provision for credit losses for the first quarter of 2021 and a $100.0 million provision for credit losses for the second quarter of 2020. The linked quarter decrease in provision for credit losses resulted primarily from decreases in charge-offs and criticized loans, as well as an improvement in the economic outlook as the economy continues to recover from the impacts of the COVID-19 pandemic. We recorded $2.4 million in net charge-offs during the second quarter of 2021, compared to $6.4 million during the first quarter of 2021 and $74.1 million during the second quarter of 2020. Criticized loans totaled $891.6 million at June 30, 2021, compared to $945.1 million at March 31, 2021 and $1.0 billion at June 30, 2020.

Non-performing assets (“NPAs”) totaled $86.6 million at June 30, 2021, a decrease of $11.1 million compared to the first quarter of 2021 and a decrease of $87.4 million compared to the second quarter of 2020. The ratio of total LHI NPAs to total LHI plus other real estate owned for the second quarter of 2021 was 0.36%, compared to 0.40% for the first quarter of 2021 and 0.68% for the second quarter of 2020.

Net interest income was $197.0 million for the second quarter of 2021, compared to $200.1 million for the first quarter of 2021 and $209.9 million for the second quarter of 2020. The linked-quarter and year-over-year decreases in net interest income were primarily driven by a decrease in total average loans, partially offset by increases in loan fees. Net interest margin for the second quarter of 2021 was 2.10%, an increase of 1 basis point from the first quarter of 2021 and a decrease of 20 basis points from the second quarter of 2020. LHI yields, excluding mortgage finance loans, increased 10 basis points from the first quarter of 2021, and decreased 3 basis points compared to the second quarter of 2020. LHI, mortgage finance yields for the second quarter of 2021 decreased 13 basis points compared to the first quarter of 2021, and decreased 36 basis points compared to the second quarter of 2020. Additionally, total cost of deposits for the second quarter of 2021 decreased 4 basis points to 0.20% compared to 0.24% for the first quarter of 2021, and decreased 22 basis points from 0.42% for the second quarter of 2020.

Non-interest income for the second quarter of 2021 decreased $9.0 million, or 23%, compared to the first quarter of 2021, and decreased $40.4 million, or 57%, compared to the second quarter of 2020. The linked quarter decrease was primarily related to decreases in brokered loans fees, servicing income and net gain/(loss) on sale of LHS, partially offset by an increase in other non-interest income. The year-over-year decrease was primarily related to decreases in net gain/(loss) on sale of LHS and brokered loan fees, offset by increases in service charges on deposit accounts and other non-interest income. The linked quarter and year-over-year decreases in brokered loan fees and net gain/(loss) on sale of LHS, as well as the linked quarter decline in servicing income, were primarily due to the second quarter 2021 sale of our portfolio of MSRs and transition of the MCA program to a third-party.

Non-interest expense for the second quarter of 2021 decreased $1.3 million, or 1 percent, compared to the first quarter of 2021, and decreased $73.3 million, or 33%, compared to the second quarter of 2020. The year-over-year decrease was primarily due to decreases in marketing expense, communications and technology expense, servicing-related expenses and merger-related expenses.

All regulatory ratios continue to be in excess of “well-capitalized” requirements as of June 30, 2021. Our CET 1, tier 1 capital, total capital and leverage ratios were 10.5%, 12.1%, 14.8% and 8.4%, respectively, at June 30, 2021, compared to 10.2%, 12.2%, 14.0% and 8.3%, respectively, at March 31, 2021. At June 30, 2021, our ratio of tangible common equity to total tangible assets was 7.9% compared to 6.7% at March 31, 2021.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank (the “Bank”), a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as

“expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,” “intend” and similar expressions.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, (1) the credit quality of our loan portfolio, (2) general economic conditions and related material risks and uncertainties in the United States, globally and in our markets and the impact they may have on us and our customers, including the continued impact on our customers from volatility in oil and gas prices as well as the continued impact of the COVID-19 pandemic (and any other pandemic, epidemic or health-related crisis), (3) technological changes, including the increased focus on information technology and cybersecurity and our ability to manage such information systems and the effects of cyber-incidents (including failures, disruptions or security breaches) or those of third-party providers, (4) changes in interest rates and changes in the value of commercial and residential real estate securing our loans, (5) adverse economic or market conditions that could affect the credit quality of our loan portfolio or our operating performance, (6) expectations regarding rates of default and credit losses and the appropriateness of our allowance for credit losses and provision for credit losses, (7) unexpected market conditions, regulatory changes or changes in our credit ratings that could, among other things, cause access to capital market transactions and other sources of funding to become more difficult, (8) the inadequacy of our available funds to meet our obligations, (9) the failure to effectively balance our funding sources with cash demands by depositors and borrowers, (10) material failures of our accounting estimates and risk management processes based on management judgment, (11) failure of our risk management strategies and procedures, including failure or circumvention of our controls, (12) the failure to effectively manage risk, (13) uncertainty regarding the London Interbank Offered Rate and our ability to successfully implement any new interest rate benchmarks, (14) the impact of changing regulatory requirements and legislative changes on our business, (15) the failure to successfully execute our business strategy, including completing planned merger, acquisition or sale transactions, (16) the failure to identify, attract and retain key personnel or the loss of such personnel, (17) increased or more effective competition from banks or other financial service providers in our markets, (18) structural changes in the markets for origination, sale and servicing of residential mortgages, (19) certainty in the pricing of mortgage loans that we purchase, and later sell or securitize, (20) volatility in the market price of our common stock, (21) credit risk resulting from our exposure to counterparties, (22) an increase in the incidence or severity of fraud, illegal payments, security breaches and other illegal acts impacting us, (23) the failure to maintain adequate regulatory capital to support our business, (24) environmental liability or other environmental, social or governance factors that may materially negatively impact the company, (25) severe weather, natural disasters, acts of war or terrorism and other external events and (26) our success at managing the risk and uncertainties involved in the foregoing factors.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2021	2021	2020	2020	2020
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$224,490	$228,412	$255,163	$243,731	$252,010
Interest expense	27,496	28,339	32,153	36,162	42,082
Net interest income	196,994	200,073	223,010	207,569	209,928
Provision for credit losses	(19,000)	(6,000)	32,000	30,000	100,000
Net interest income after provision for credit losses	215,994	206,073	191,010	177,569	109,928
Non-interest income	30,102	39,092	42,863	60,348	70,485
Non-interest expense	149,060	150,316	150,863	165,741	222,335
Income/(loss) before income taxes	97,036	94,849	83,010	72,176	(41,922)
Income tax expense/(benefit)	23,555	22,911	22,834	15,060	(7,606)
Net income/(loss)	73,481	71,938	60,176	57,116	(34,316)
Preferred stock dividends	6,317	3,779	2,437	2,438	2,437
Net income/(loss) available to common stockholders	$67,164	$68,159	$57,739	$54,678	$(36,753)
Diluted earnings/(loss) per common share	$1.31	$1.33	$1.14	$1.08	$(0.73)
Diluted common shares	51,093,660	51,069,511	50,794,421	50,573,073	50,416,331
CONSOLIDATED BALANCE SHEET DATA
Total assets	$35,228,542	$40,054,433	$37,726,096	$38,432,872	$36,613,127
LHI	15,168,565	15,399,174	15,351,451	15,789,958	16,552,203
LHI, mortgage finance	8,772,799	9,009,081	9,079,409	9,378,104	8,972,626
LHS	63,747	176,286	283,165	648,009	454,581
Liquidity assets(1)	6,768,650	11,212,276	9,032,807	10,461,544	9,540,044
Investment securities	3,798,275	3,443,058	3,196,970	1,367,313	234,969
Demand deposits	14,228,038	15,174,642	12,740,947	12,339,212	10,835,911
Total deposits	28,839,563	33,391,970	30,996,589	31,959,487	30,187,695
Other borrowings	2,014,481	2,515,587	3,111,751	2,908,183	2,895,790
Long-term debt	927,386	664,968	395,896	395,806	395,715
Stockholders’ equity	3,114,957	3,159,482	2,871,224	2,800,404	2,734,755

End of period shares outstanding	50,592,201	50,557,767	50,470,450	50,455,552	50,435,672
Book value	$55.64	$53.59	$53.92	$52.53	$51.25
Tangible book value(2)	$55.29	$53.24	$53.57	$52.18	$50.89
SELECTED FINANCIAL RATIOS
Net interest margin	2.10%	2.09%	2.32%	2.22%	2.30%
Return on average assets	0.76%	0.73%	0.61%	0.59%	(0.36)%
Return on average common equity	9.74%	10.08%	8.50%	8.24%	(5.48)%
Non-interest income to average earning assets	0.32%	0.41%	0.44%	0.64%	0.77%
Efficiency ratio(3)	65.6%	62.9%	56.7%	61.9%	79.3%
Non-interest expense to average earning assets	1.59%	1.57%	1.56%	1.76%	2.43%
Tangible common equity to total tangible assets(4)	7.9%	6.7%	7.2%	6.9%	7.0%
Common Equity Tier 1	10.5%	10.2%	9.4%	9.1%	8.8%
Tier 1 capital	12.1%	12.2%	10.3%	9.9%	9.7%
Total capital	14.8%	14.0%	12.1%	11.8%	11.6%
Leverage	8.4%	8.3%	7.5%	7.6%	7.5%
(1)    Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.
(2)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(3)    Non-interest expense divided by the sum of net interest income and non-interest income.
(4)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	June 30, 2021	June 30, 2020	% Change
Assets
Cash and due from banks	$202,549	$176,540	15%
Interest-bearing deposits	6,768,650	9,490,044	(29)%
Federal funds sold and securities purchased under resale agreements	—	50,000	(100)%
Securities, available-for-sale	3,798,275	234,969	N/M
LHS, at fair value	63,747	454,581	(86)%
LHI, mortgage finance	8,772,799	8,972,626	(2)%
LHI (net of unearned income)	15,168,565	16,552,203	(8)%
Less: Allowance for credit losses on loans	221,511	264,722	(16)%
LHI, net	23,719,853	25,260,107	(6)%
Mortgage servicing rights, net	1,316	75,451	(98)%
Premises and equipment, net	21,969	28,603	(23)%
Accrued interest receivable and other assets	634,719	824,963	(23)%
Goodwill and intangibles, net	17,464	17,869	(2)%
Total assets	$35,228,542	$36,613,127	(4)%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$14,228,038	$10,835,911	31%
Interest bearing	14,611,525	19,351,784	(24)%
Total deposits	28,839,563	30,187,695	(4)%

Accrued interest payable	8,116	20,314	(60)%
Other liabilities	324,039	378,858	(14)%
Federal funds purchased and repurchase agreements	14,481	195,790	(93)%
Other borrowings	2,000,000	2,700,000	(26)%
Long-term debt	927,386	395,715	134%
Total liabilities	32,113,585	33,878,372	(5)%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 and 6,000,000 shares issued at June 30, 2021 and 2020, respectively	300,000	150,000	100%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,592,618 and 50,436,089 at June 30, 2021 and 2020, respectively	506	504	—%
Additional paid-in capital	992,469	983,144	1%
Retained earnings	1,848,379	1,600,639	15%
Treasury stock (shares at cost: 417 at June 30, 2021 and 2020)	(8)	(8)	—%
Accumulated other comprehensive income/(loss), net of taxes	(26,389)	476	N/M
Total stockholders’ equity	3,114,957	2,734,755	14%
Total liabilities and stockholders’ equity	$35,228,542	$36,613,127	(4)%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Interest income
Interest and fees on loans	$210,611	$247,595	$426,203	$531,220
Investment securities	10,918	2,024	20,805	4,207
Federal funds sold and securities purchased under resale agreements	—	77	1	691
Interest-bearing deposits in other banks	2,961	2,314	5,893	21,900
Total interest income	224,490	252,010	452,902	558,018
Interest expense
Deposits	16,271	32,294	36,275	94,468
Federal funds purchased	51	176	126	845
Other borrowings	451	4,569	2,968	14,151
Long-term debt	10,723	5,043	16,466	10,307
Total interest expense	27,496	42,082	55,835	119,771
Net interest income	196,994	209,928	397,067	438,247
Provision for credit losses	(19,000)	100,000	(25,000)	196,000
Net interest income after provision for credit losses	215,994	109,928	422,067	242,247
Non-interest income
Service charges on deposit accounts	4,634	2,459	9,350	5,752
Wealth management and trust fee income	3,143	2,348	5,998	4,815
Brokered loan fees	6,933	10,764	16,244	18,779
Servicing income	5,935	6,120	14,944	10,866
Swap fees	534	1,468	1,060	4,225
Net gain/(loss) on sale of LHS	(3,070)	39,023	2,502	26,023
Other	11,993	8,303	19,096	11,805
Total non-interest income	30,102	70,485	69,194	82,265
Non-interest expense
Salaries and employee benefits	86,830	100,791	174,352	177,984
Net occupancy expense	7,865	9,134	16,139	17,846
Marketing	1,900	7,988	3,597	16,510
Legal and professional	9,147	11,330	17,424	28,796
Communications and technology	14,352	42,760	30,321	56,551
FDIC insurance assessment	5,226	7,140	11,839	12,989
Servicing-related expenses	12,355	20,100	25,344	36,454
Merger-related expenses	—	10,486	—	17,756
Other	11,385	12,606	20,360	22,866
Total non-interest expense	149,060	222,335	299,376	387,752
Income/(loss) before income taxes	97,036	(41,922)	191,885	(63,240)
Income tax expense/(benefit)	23,555	(7,606)	46,466	(12,237)
Net income/(loss)	73,481	(34,316)	145,419	(51,003)
Preferred stock dividends	6,317	2,437	10,096	4,875
Net income/(loss) available to common stockholders	$67,164	$(36,753)	$135,323	$(55,878)

Basic earnings/(loss) per common share	$1.33	$(0.73)	$2.68	$(1.11)
Diluted earnings/(loss) per common share	$1.31	$(0.73)	$2.65	$(1.11)

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2021	2021	2020	2020	2020
Allowance for credit losses on loans:
Beginning balance	$242,484	$254,615	$290,165	$264,722	$240,958
Loans charged-off:
Commercial	1,412	2,451	37,984	2,436	12,287
Energy	686	5,732	33,283	141	62,368
Real estate	1,192	—	180	—	—
Total charge-offs	3,290	8,183	71,447	2,577	74,655
Recoveries:
Commercial	308	1,050	394	113	513
Energy	609	715	5,696	880	—
Total recoveries	917	1,765	6,090	993	513
Net charge-offs	2,373	6,418	65,357	1,584	74,142
Provision for credit losses on loans	(18,600)	(5,713)	29,807	27,027	97,906
Ending balance	$221,511	$242,484	$254,615	$290,165	$264,722

Allowance for off-balance sheet credit losses:
Beginning balance	$17,147	$17,434	$15,241	$12,268	$10,174
Provision for off-balance sheet credit losses	(400)	(287)	2,193	2,973	2,094
Ending balance	$16,747	$17,147	$17,434	$15,241	$12,268

Total allowance for credit losses	$238,258	$259,631	$272,049	$305,406	$276,990

Total provision for credit losses	$(19,000)	$(6,000)	$32,000	$30,000	$100,000

Allowance for credit losses on loans to LHI	0.93%	0.99%	1.04%	1.15%	1.04%
Allowance for credit losses on loans to average LHI	0.98%	1.03%	1.01%	1.14%	1.03%
Net charge-offs to average LHI(1)	0.04%	0.11%	1.03%	0.02%	1.16%
Net charge-offs to average LHI for last twelve months(1)	0.31%	0.59%	0.80%	0.59%	0.73%
Total provision for credit losses to average LHI(1)	(0.34)%	(0.10)%	0.51%	0.47%	1.57%
Total allowance for credit losses to LHI	1.00%	1.06%	1.11%	1.21%	1.09%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2021	2021	2020	2020	2020

Non-performing assets (NPAs):
Non-accrual loans	$86,636	$97,730	$121,989	$161,946	$174,031
Other real estate owned (OREO)	—	—	—	—	—
Total LHI NPAs	$86,636	$97,730	$121,989	$161,946	$174,031

Non-accrual loans to LHI	0.36%	0.40%	0.50%	0.64%	0.68%
Total LHI NPAs to LHI plus OREO	0.36%	0.40%	0.50%	0.64%	0.68%
Total LHI NPAs to earning assets	0.25%	0.25%	0.33%	0.43%	0.49%
Allowance for credit losses on loans to non-accrual loans	2.6x	2.5x	2.1x	1.8x	1.5x

LHI past due 90 days and still accruing(1)	$7,671	$6,187	$12,541	$15,896	$21,079
LHI past due 90 days to LHI	0.03%	0.03%	0.05%	0.06%	0.08%
LHS non-accrual(2)	$—	$—	$6,966	$—	$—
LHS past due 90 days and still accruing(3)	$2,695	$16,359	$16,667	$15,631	$10,152
(1)At June 30, 2021, loans past due 90 days and still accruing includes premium finance loans of $3.0 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(2)Includes one non-accrual loan previously reported in loans HFI that was transferred to loans HFS as of December 31, 2020 and subsequently sold at carrying value.
(3)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2021	2021	2020	2020	2020
Interest income
Interest and fees on loans	$210,611	$215,592	$242,776	$237,179	$247,595
Investment securities	10,918	9,887	9,594	3,674	2,024
Federal funds sold and securities purchased under resale agreements	—	1	1	1	77
Interest-bearing deposits in other banks	2,961	2,932	2,792	2,877	2,314
Total interest income	224,490	228,412	255,163	243,731	252,010
Interest expense
Deposits	16,271	20,004	23,819	27,830	32,294
Federal funds purchased	51	75	110	128	176
Other borrowings	451	2,517	3,407	3,365	4,569
Long-term debt	10,723	5,743	4,817	4,839	5,043
Total interest expense	27,496	28,339	32,153	36,162	42,082
Net interest income	196,994	200,073	223,010	207,569	209,928
Provision for credit losses	(19,000)	(6,000)	32,000	30,000	100,000
Net interest income after provision for credit losses	215,994	206,073	191,010	177,569	109,928
Non-interest income
Service charges on deposit accounts	4,634	4,716	3,004	2,864	2,459
Wealth management and trust fee income	3,143	2,855	2,681	2,502	2,348
Brokered loan fees	6,933	9,311	12,610	15,034	10,764
Servicing income	5,935	9,009	8,834	7,329	6,120
Swap fees	534	526	473	484	1,468
Net gain/(loss) on sale of LHS	(3,070)	5,572	6,761	25,242	39,023
Other	11,993	7,103	8,500	6,893	8,303
Total non-interest income	30,102	39,092	42,863	60,348	70,485
Non-interest expense
Salaries and employee benefits	86,830	87,522	78,449	84,096	100,791
Net occupancy expense	7,865	8,274	8,373	8,736	9,134
Marketing	1,900	1,697	3,435	3,636	7,988
Legal and professional	9,147	8,277	12,129	11,207	11,330
Communications and technology	14,352	15,969	15,405	31,098	42,760
FDIC insurance assessment	5,226	6,613	6,592	6,374	7,140
Servicing-related expenses	12,355	12,989	15,844	12,287	20,100
Merger-related expenses	—	—	—	—	10,486
Other	11,385	8,975	10,636	8,307	12,606
Total non-interest expense	149,060	150,316	150,863	165,741	222,335
Income/(loss) before income taxes	97,036	94,849	83,010	72,176	(41,922)
Income tax expense/(benefit)	23,555	22,911	22,834	15,060	(7,606)
Net income/(loss)	73,481	71,938	60,176	57,116	(34,316)
Preferred stock dividends	6,317	3,779	2,437	2,438	2,437
Net income/(loss) available to common shareholders	$67,164	$68,159	$57,739	$54,678	$(36,753)

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(dollars in thousands)
	2nd Quarter 2021			1st Quarter 2021			4th Quarter 2020			3rd Quarter 2020			2nd Quarter 2020
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - taxable	$3,361,696	$9,222	1.10%	$3,225,786	$8,112	1.02%	$2,137,481	$7,748	1.44%	$525,149	$1,905	1.44%	$38,829	$185	1.92%
Investment securities - non-taxable(2)	181,574	2,147	4.74%	196,785	2,247	4.63%	200,781	2,337	4.63%	190,797	2,239	4.67%	195,806	2,327	4.78%
Federal funds sold and securities purchased under resale agreements	713	—	0.18%	4,605	1	0.07%	1,709	1	0.13%	12,051	1	0.04%	245,434	77	0.13%
Interest-bearing deposits in other banks	11,583,046	2,961	0.10%	11,840,942	2,932	0.10%	10,808,548	2,792	0.10%	11,028,962	2,877	0.10%	10,521,240	2,314	0.09%
LHS, at fair value	93,164	781	3.36%	243,326	1,595	2.66%	410,637	2,475	2.40%	543,606	3,867	2.83%	380,624	2,547	2.69%
LHI, mortgage finance loans	7,462,223	57,401	3.09%	8,177,759	64,942	3.22%	9,550,119	78,906	3.29%	9,061,984	76,464	3.36%	8,676,521	74,518	3.45%
LHI(1)(2)	15,242,975	152,515	4.01%	15,457,888	149,196	3.91%	15,620,410	161,750	4.12%	16,286,036	157,230	3.84%	17,015,041	170,970	4.04%
Less allowance for credit losses on loans	241,676	—	—	254,697	—	—	290,189	—	—	264,769	—	—	236,823	—	—
LHI, net of allowance	22,463,522	209,916	3.75%	23,380,950	214,138	3.71%	24,880,340	240,656	3.85%	25,083,251	233,694	3.71%	25,454,739	245,488	3.88%
Total earning assets	37,683,715	225,027	2.40%	38,892,394	229,025	2.39%	38,439,496	256,009	2.65%	37,383,816	244,583	2.60%	36,836,672	252,938	2.76%
Cash and other assets	996,946			1,064,679			1,031,195			1,037,760			1,075,864
Total assets	$38,680,661			$39,957,073			$39,470,691			$38,421,576			$37,912,536
Liabilities and Stockholders’ Equity
Transaction deposits	$3,795,152	$5,395	0.57%	$3,991,966	$5,861	0.60%	$4,384,493	$6,604	0.60%	$4,275,574	$6,652	0.62%	$3,923,966	$5,998	0.61%
Savings deposits	11,296,382	8,990	0.32%	12,889,974	10,788	0.34%	12,982,189	12,671	0.39%	12,786,719	12,808	0.40%	12,537,467	13,510	0.43%
Time deposits	1,755,993	1,886	0.43%	2,204,242	3,355	0.62%	2,355,199	4,544	0.77%	2,844,083	8,370	1.17%	3,434,388	12,786	1.50%
Total interest bearing deposits	16,847,527	16,271	0.39%	19,086,182	20,004	0.43%	19,721,881	23,819	0.48%	19,906,376	27,830	0.56%	19,895,821	32,294	0.65%
Other borrowings	2,349,718	502	0.09%	2,686,398	2,592	0.39%	3,022,077	3,517	0.46%	2,811,435	3,493	0.49%	3,612,263	4,745	0.53%
Long-term debt	881,309	10,723	4.88%	464,731	5,743	5.01%	395,841	4,817	4.84%	395,749	4,839	4.87%	395,658	5,043	5.13%
Total interest bearing liabilities	20,078,554	27,496	0.55%	22,237,311	28,339	0.52%	23,139,799	32,153	0.55%	23,113,560	36,162	0.62%	23,903,742	42,082	0.71%
Demand deposits	15,139,546			14,421,505			13,174,114			12,202,065			10,865,896
Other liabilities	274,401			309,644			303,480			314,500			293,698
Stockholders’ equity	3,188,160			2,988,613			2,853,298			2,791,451			2,849,200
Total liabilities and stockholders’ equity	$38,680,661			$39,957,073			$39,470,691			$38,421,576			$37,912,536
Net interest income(2)		$197,531			$200,686			$223,856			$208,421			$210,856
Net interest margin			2.10%			2.09%			2.32%			2.22%			2.30%
(1)    The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)    Taxable equivalent rates used where applicable.